UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
EQUITY OFFICE PROPERTIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EQUITY OFFICE PROPERTIES TRUST
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
Second Supplement to Proxy Statement — Your Vote is Very Important

February 2, 2007

Dear Shareholder,

On or about January 2, 2007, we mailed to you a definitive proxy statement relating to a special meeting of shareholders of Equity Office Properties Trust scheduled to be held February 5, 2007 to consider a proposal to approve the merger of Equity Office Properties Trust with and into Blackhawk Acquisition Trust, which we refer to as the merger, and the Agreement and Plan of Merger, dated as of November 19, 2006, as amended, among Equity Office Properties Trust, EOP Operating Limited Partnership and affiliates of The Blackstone Group, which we refer to as the merger agreement.

On or about January 29, 2007, we mailed to you a proxy supplement dated January 29, 2007 with respect to an amendment to the merger agreement which, among other things, increased the cash merger consideration to be paid to our common shareholders to $54.00 per share from $48.50 per share and increased the termination fee payable in connection with the termination of the merger agreement under certain circumstances to $500 million from $200 million. If the merger is completed, you, as a holder of our common shares, will be entitled to receive $54.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share you own.

On January 17, 2007, we received an unsolicited, non-binding proposal letter from Dove Parent LLC, a limited liability company formed by Vornado Realty Trust, Starwood Capital Group, LLC and Walton Street Capital, LLC, which we refer to, collectively with Dove Parent LLC, as the third party group. In the letter, the third party group proposed to acquire the company for $52.00 per share, payable 60% in cash and 40% in shares of Vornado Realty Trust. Our representatives met with representatives of the third party group to discuss its proposal and provided extensive, substantive diligence information to the third party group so that the third party group, if it so chose, would be in a position to submit a definitive proposal to the company by January 31, 2007 for consideration by our board of trustees.

On February 1, 2007, we received an offer from Vornado Realty Trust with respect to the third party proposal. The offer states that Vornado proposes to acquire the company for $56 per common share, payable (i) $31 in cash and (ii) in Vornado common shares having a value (based on an average price during a period prior to the closing specified in the proposal transaction documents) equal to $25, except that the fraction of a Vornado common share that would be issued per Equity Office Property Trust common share would not be less than .1852 nor more than .2174. The offer states that this collar assures that the overall value of the Vornado offer would remain $56 per Equity Office Property Trust common share so long as the Vornado common share price remains between $115 per share and $135 per share.

On February 1, 2007, our board of trustees met to consider the Vornado offer and unanimously determined, based in part on the reasons set forth in this proxy supplement, to reaffirm its recommendation that our shareholders vote for the approval of the merger and the merger agreement with affiliates of The Blackstone Group. Our board of trustees recommends that you vote “FOR” the approval of the merger and the merger agreement.

On February 5, 2007, the special meeting will be convened as scheduled. However, it is expected that the meeting will be immediately adjourned, without a vote being taken on the merger and the merger agreement, until Wednesday, February 7, 2007 at 11:00 a.m., local time, in order to provide our shareholders with sufficient time to review and consider the information provided by the company regarding the Vornado offer, including this proxy supplement, before we submit the proposal to approve the merger and the merger agreement to a vote of our shareholders. The meeting on Monday, February 5, 2007 and the reconvened meeting on Wednesday, February 7, 2007, will each be held at the Civic Opera Building, 20 North Wacker Drive, Suite 631 (6th Floor), Chicago, Illinois. The record date has not changed. Only shareholders who owned common shares of Equity Office Properties Trust at the close of business on December 28, 2006, the record date for the special meeting, will be entitled to vote.

Your vote is very important regardless of the number of common shares that you own. Approval of the merger and the merger agreement requires the affirmative vote of common shareholders entitled to cast a majority of the votes entitled to be cast and a failure to vote has the same effect as a vote against the merger. If you have not already done so, please cast your vote by either completing and returning the enclosed proxy card as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. We encourage shareholders to submit their proxies by telephone or the Internet to ensure that their votes are received and counted at the special meeting. Instructions for submitting your proxy by telephone or the Internet are included on your proxy card. If you have already delivered a properly executed proxy card, you do not need to do anything unless you wish to change your vote. If you have any questions or need assistance voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

The proxy supplement contains additional information about the merger and the Vornado offer. We urge you to read the proxy supplement carefully and in its entirety. We also encourage you, if you have not done so already, to review the definitive proxy statement dated December 29, 2006 and the first proxy supplement dated January 29, 2007.

On behalf of our board of trustees, I thank you for your cooperation and continued support.

Very truly yours,

Richard D. Kincaid
President and Chief Executive Officer

This proxy supplement is dated February 2, 2007 and is first being mailed, along with the enclosed proxy card, to our shareholders on or about February 2, 2007.

PROXY SUPPLEMENT
INTRODUCTION

Except as described in this proxy supplement, the information provided in the definitive proxy statement dated December 29, 2006, which we refer to in this proxy supplement as the definitive proxy statement, previously mailed to shareholders of Equity Office Properties Trust on or about January 2, 2007, and the information provided in the first proxy supplement dated January 29, 2007, which we refer to in this proxy supplement as the first proxy supplement, previously mailed to shareholders of Equity Office Properties Trust on or about January 29, 2007, continues to apply. To the extent that information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement or the first proxy supplement, the information in this proxy supplement is more current. If you need another copy of the definitive proxy statement or the first proxy supplement, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885. The definitive proxy statement and the first proxy supplement may also be found on the Internet at www.sec.gov. See the section entitled “Where You Can Find More Information” beginning on page S-13 of this proxy supplement. In this proxy supplement, the terms “we,” “us,” “our,” “the company” and “Equity Office” refer to Equity Office Properties Trust and, where appropriate, its subsidiaries.

This proxy supplement is being mailed to Equity Office shareholders who are entitled to vote at the special meeting of shareholders being held to consider a proposal to approve the merger of Equity Office with and into Blackhawk Acquisition Trust, which we refer to as the merger, and the Agreement and Plan of Merger, dated as of November 19, 2006, as amended, among Equity Office, EOP Operating Limited Partnership and affiliates of The Blackstone Group, which we refer to as the merger agreement. All holders of record of Equity Office’s common shares at the close of business on December 28, 2006, the record date, are entitled to vote at the special meeting and any adjournments or postponements thereof. Equity Office intends to mail this proxy supplement and the accompanying proxy card on or about February 2, 2007 to all shareholders entitled to vote.

We urge you to read carefully this proxy supplement, together with the definitive proxy statement and the first proxy supplement. The information contained in this proxy supplement replaces and supersedes any inconsistent information in the definitive proxy statement and the first proxy supplement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers described in the definitive proxy statement, the first proxy supplement and this proxy supplement. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy supplement, the first proxy supplement and the definitive proxy statement, as well as the additional documents to which each of them refers or which each of them incorporates by reference, including the merger agreement, a copy of which is attached to the definitive proxy statement as Exhibit A, and Amendment No. 2 to the merger agreement, a copy of which is attached to the first proxy supplement as Exhibit A.

Q:	Why are you sending me this proxy supplement?

A:	We are sending you this proxy supplement to provide you with information regarding the Vornado offer and the background and reasons as to why our board of trustees has unanimously voted to reaffirm its recommendation of the merger and the merger agreement with affiliates of The Blackstone Group. This proxy supplement provides information regarding developments with respect to the Vornado offer and the merger and updates the definitive proxy statement and the first proxy supplement which were previously mailed to you.

Q:	Why does Equity Office expect to adjourn the February 5, 2007 meeting and reconvene the meeting on February 7, 2007?

A:	As described in the section entitled “Additional Information About the Mergers — The Special Meeting” beginning on page S-7 of this proxy supplement, on February 1, 2007, our board of trustees met to consider the Vornado offer and unanimously voted to reaffirm its recommendation of the proposed $54.00 per share all-cash transaction with affiliates of The Blackstone Group. Our board of trustees then determined that on February 5, 2007 the special meeting will be convened as scheduled. However, it is expected that the meeting will be immediately adjourned, without a vote being taken on the merger and the merger agreement, until Wednesday, February 7, 2007 at 11:00 a.m., local time, in order to provide our shareholders with sufficient time to review and consider the information provided by the company regarding the Vornado offer, including this proxy supplement, before we submit the proposal to approve the merger and the merger agreement to a vote of our shareholders. Our board of trustees recommends that you vote “FOR” the approval of the merger and the merger agreement. Please see the section entitled “Additional Information about the Mergers — Reasons for our Board’s Reaffirmation and Recommendation of our Board of Trustees” beginning on page S-9 of this proxy supplement.

Q:	Does the board of trustees still support the merger?

A:	Yes. Our board of trustees unanimously recommends that our common shareholders vote to approve the merger and the merger agreement and to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Q:	When do you expect the mergers to be completed?

A:	Completion of the transaction is currently expected to occur on or about February 9, 2007, subject to the approval of our common shareholders and the satisfaction or waiver of the other closing conditions.

Q:	If the mergers are completed, when can I expect to receive the common share merger consideration for my common shares?

A:	Promptly after the completion of the mergers, you will receive a letter of transmittal describing how you may exchange your common shares for the common share merger consideration. You should not send your common share certificates to us or anyone else until you receive these instructions.

Q:	When and where is the special meeting?

A:	On February 5, 2007, the special meeting will be convened as scheduled. However, it is expected that the meeting will be immediately adjourned, without a vote being taken on the merger and the merger agreement, until Wednesday, February 7, 2007 at 11:00 a.m., local time, in order to provide our shareholders with sufficient time to review and consider the information provided by the company regarding the Vornado offer, including this proxy supplement, before we submit the proposal to approve the merger and the merger agreement to a vote of our shareholders. The meeting on February 5, 2007 and the reconvened meeting on February 7, 2007 will each be held at the Civic Opera Building, 20 North Wacker Drive, Suite 631 (6th Floor), Chicago, Illinois. The record date has not changed. Only shareholders who owned common shares of Equity Office Properties Trust at the close of business on December 28, 2006, the record date for the special meeting, will be entitled to vote.

Q:	Who can attend and vote at the special meeting?

A:	The record date for determining who is entitled to attend and vote at the special meeting has not changed. All of our common and preferred shareholders of record as of the close of business on December 28, 2006, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting. However, only our common shareholders on the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. Each holder of our common shares is entitled to cast one vote on each matter properly brought before the special meeting for each common share that such holder owned as of the record date. The vote of our preferred shareholders is not required to approve the merger and the merger agreement or any adjournments of the special meeting for the purpose of soliciting additional proxies, and is not being solicited.

Q:	What vote of common shareholders is the required vote to approve the merger and the merger agreement?

A:	Approval of the merger and the merger agreement requires the affirmative vote of common shareholders entitled to cast a majority of the votes entitled to be cast on the matter. Because the required vote is based on the number of votes entitled to be cast rather than on the number of votes cast, failure to cast a vote (including as a result of broker non-votes and abstentions) will have the same effect as voting against the proposal to approve the merger and the merger agreement.

Q:	What vote of our common shareholders is required to approve an adjournment of the special meeting?

A:	Approval of any adjournments of the special meeting to solicit additional proxies requires the affirmative vote of a majority of the votes cast by our common shareholders, in person or by proxy, on the proposal. The chairperson of the meeting may make adjournments of the special meeting for any reason. For the purpose of this proposal, if you fail to cast a vote on this proposal, in person or by proxy, such failure will not have any effect on the outcome of this proposal. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies.

Q:	How do I cast my vote?

A:	If you are a common shareholder of record on the record date, you may vote in person at the special meeting or authorize a proxy for the special meeting. You can authorize your proxy by completing, signing, dating and returning your proxy card in the accompanying pre-addressed, postage-paid envelope or, if you prefer, by following the instructions on the enclosed proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered shareholders can transmit their voting instructions by telephone by calling 1-800-652-VOTE (1-800-652-8683) or on the Internet at www.computershare.com/expressvote. Telephone and Internet voting are available 24 hours a day until 1:00 a.m. (Chicago time) immediately prior to the special meeting. You should have your proxy card with you if you are going to authorize your proxy by telephone or the Internet. To authorize your proxy by mail, please sign, date and mail your proxy card in the envelope provided. If you attend the special meeting in person, you may request a ballot when you arrive.

For participants in the Equity Office Dividend Reinvestment and Share Purchase Plan or the Non-Qualified Employee Share Purchase Plan, your plan shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize your proxy by telephone or the Internet. For employees holding restricted shares acquired through the 1997 Share Option and Share Award Plan or the 2003 Share Option and Share Incentive Plan, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize your proxy by telephone or the Internet. Employees and trustees who hold phantom share units in the Equity Office Fourth Amended and Restated Supplemental Retirement Savings Plan (“SRP”) are permitted to direct the voting of the shares held by the SRP trustee, Merrill Lynch Trust Company, corresponding to the number of phantom share units credited to the SRP participant’s plan account(s). The common shares corresponding to your phantom share units will not be voted if you do not direct the SRP trustee how to vote such shares.

Q:	How do I cast my vote if my common shares are held in “street name”?

A:	If you hold your common shares in “street name” through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. To vote in person, you must obtain a proxy form from the broker, bank or other nominee through whom you own your shares. You may instead provide instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or nominee. The inability of brokers or other nominees to vote your shares, often referred to as a “broker non-vote,” will have the same effect as a vote against the proposal to approve the merger and the merger agreement and will have no effect on the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. If your shares are held in “street name,” please refer to the voting instruction card used by your broker, bank or other nominee, or contact them directly to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote?

A:	With respect to the proposal to approve the merger and the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote against the merger.

With respect to the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies, if you abstain from voting, fail to cast your vote in person or by proxy or, if you hold your shares in “street name,” fail to give voting instructions to the record holder of your shares, it will not have any effect on the outcome of that proposal.

Q:	How will proxy holders vote my common shares?

A:	If you properly authorize a proxy prior to the special meeting, your common shares will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your common shares will be voted “FOR” the proposal to approve the merger and the merger agreement and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:	What happens if I sell my common shares before the special meeting?

A:	If you held your common shares on the record date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting but not the right to receive the common share merger consideration for the common shares. The right to receive such consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

Q:	What if I already voted using the proxy you sent me earlier?

A:	First, carefully read and consider the information contained in this proxy supplement, including the exhibits, the first proxy supplement and the definitive proxy statement. If you have already delivered a properly executed proxy, you do not need to do anything unless you wish to change your vote.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own common shares as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	What if I have not voted yet?

A:	After carefully reading and considering the information contained in this proxy supplement, including the exhibits, the first proxy supplement and the definitive proxy statement, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope or authorize your proxy by telephone or on the Internet as soon as possible, so that your shares may be voted at the special meeting. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be voted “FOR” the merger and the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies.

Q:	Should I send in my certificates representing common shares now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your common share certificates to the paying agent in order to receive the common share merger consideration. You should use the letter of transmittal to exchange share certificates for the common share merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY.

Q:	What rights do I have if I oppose the merger?

A:	If you are a common shareholder of record on the record date, you can vote against the proposal to approve the merger and the merger agreement. You are not, however, entitled to dissenters’ or appraisal rights under Maryland law because our common shares are listed on the New York Stock Exchange. Please see the section entitled “No Dissenters’ Rights of Appraisal” beginning on page 81 of the definitive proxy statement.

Q:	What will happen to common shares that I currently own after completion of the merger?

A:	Following the completion of the merger, your common shares will be canceled and your certificates representing those shares will represent only the right to receive your portion of the common share merger consideration. Trading in our common shares on the New York Stock Exchange will cease. Price quotations for our common shares will no longer be available and we will cease filing periodic reports with the Securities and Exchange Commission, which we refer to as the SEC.

Q:	Where can I find more information about the company?

A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.equityoffice.com. Information contained on our website is not part of, or incorporated in, this proxy supplement, the first proxy supplement or the definitive proxy statement. You can also request copies of these documents from us. See the section entitled “Where You Can Find More Information” beginning on page S-13 of this proxy supplement.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the special meeting. Our board of trustees is soliciting your proxy on our behalf. Our trustees, officers and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies, and will pay approximately $10,000, plus reimbursement of out-of-pocket expenses, to MacKenzie Partners, Inc. for its services. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	Who can help answer my other questions?

A:	If you have more questions about the special meeting or the mergers, you should contact our proxy solicitation agent, MacKenzie Partners, Inc., as follows:

MacKenzie Partners, Inc. 105 Madison Avenue New York, NY 10016 1-800-322-2885 or call collect to 212-929-5500

If your broker holds your shares, you should also call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy supplement, the first proxy supplement and the definitive proxy statement (including information incorporated by reference) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies, and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing the mergers on the terms summarized in this proxy supplement, the first proxy supplement or the definitive proxy statement. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Except for historical information, matters discussed in this proxy supplement, the first proxy supplement and the definitive proxy statement are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors include, but are not limited to:

•	the failure to satisfy conditions to completion of the mergers, including receipt of shareholder approval;

•	the failure to obtain the necessary financing arrangements set forth in commitment letters received by Blackhawk Parent in connection with the proposed transaction;

•	the failure of the mergers to close for any other reason;

•	the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been, or may be, instituted against us and others following announcement of our entering into the merger agreement;

•	risks that the proposed transaction disrupts current plans and operations including potential difficulties in employee retention;

•	the amount of the costs, fees, expenses and charges related to the mergers and the actual terms of certain financings that will need to be obtained for the mergers;

•	the impact of substantial indebtedness that will need to be incurred to finance the consummation of the mergers;

•	our exclusive remedy against Blackhawk Parent, Blackhawk Acquisition Trust and Blackhawk Acquisition L.P. with respect to any breach of the merger agreement is to seek damages up to the amount of $1.5 billion (which amount is guaranteed by Blackstone Real Estate Partners V L.P.), which may not be adequate to cover our damages;

•	while our occupancy and market rents are increasing, we continue to experience rent roll down in certain markets (although at levels that are significantly less than recent years) as leases expire and are renewed at current rates; our operations also may continue to be negatively impacted by the effect of increased expenses (including energy, real estate taxes, insurance and repairs and maintenance expense) and significant tenant improvement and leasing costs;

•	although new construction in our principal markets is not high relative to historic levels, we may face increased competition in certain of our markets as buildings currently planned or under development are completed and begin to lease up;

•	our long-term leases cause our operating results to lag improving market conditions;

•	our geographic market diversity may cause our overall operating results to be less favorable than operating results in the strongest markets;

•	in order to continue to pay distributions to our common shareholders and unitholders at anticipated levels, we must borrow funds or sell assets;

•	future disposition activity may reduce our income from continuing operations and funds from operations and may also result in gains or losses on sale of real estate, earnings dilution and impairment charges;

•	our performance and share value are subject to risks associated with the real estate industry; new acquisitions may fail to perform as expected;

•	our ability to dispose of assets on terms we find acceptable will be subject to market conditions we do not control;

•	our ability to maintain our status as a REIT for federal and state income tax purposes;

•	our properties face significant leasing competition;

•	competition for acquisitions or an oversupply of properties for sale could adversely affect us;

•	we face potential adverse effects from tenant bankruptcies or insolvencies; and

•	a hurricane, earthquake or terrorist act could adversely affect our business and, as a result of our self-insurance levels, such losses, or other potential losses, will not be fully covered by third-party insurance.

These risks and uncertainties, along with the risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of our or our operating partnership’s SEC filings, including our and our partnership’s most recent filings on Forms 10-Q and 10-K and our operating partnership’s Form 10-K, as amended, should be considered in evaluating any forward-looking statements contained in this proxy supplement, the first proxy supplement or the definitive proxy statement. All forward-looking statements herein speak only as of the date of this proxy supplement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

All information contained in this proxy supplement, the first proxy supplement or the definitive proxy statement concerning Blackhawk Parent and its subsidiaries or the financing arrangements related to the mergers has been supplied by Blackhawk Parent, Blackhawk Acquisition Trust and Blackhawk Acquisition L.P. and has not been independently verified by us.

ADDITIONAL INFORMATION ABOUT THE MERGERS

The Special Meeting

On February 5, 2007, the special meeting will be convened as scheduled. However, it is expected that the meeting will be immediately adjourned, without a vote being taken on the merger and the merger agreement, until Wednesday, February 7, 2007 at 11:00 a.m., local time, in order to provide our shareholders with sufficient time to review and consider the information provided by the company regarding the Vornado offer, including this proxy supplement, before we submit the proposal to approve the merger and the merger agreement to a vote of our shareholders.  The meeting on February 5, 2007 and the reconvened meeting on February 7, 2007 will each be held at the Civic Opera Building, 20 North Wacker Drive, Suite 631 (6th Floor), Chicago, Illinois. The record date has not changed. Only shareholders who owned common shares of Equity Office Properties Trust at the close of business on December 28, 2006, the record date for the special meeting, will be entitled to vote.

Update to Background of the Mergers

The section entitled “The Mergers — Background of the Mergers” beginning on page 29 of the definitive proxy statement describes the background of the mergers up to and including November 19, 2006. The section entitled “Update to Background of the Mergers” beginning on page S-9 of the first proxy supplement updates that description through January 29, 2007. The discussion below supplements these descriptions.

As previously disclosed, beginning on January 21, 2007, the company began discussions with, and providing due diligence information to, the third party group so that the third party group would be in a position, if it so chose, to submit any definitive proposal by January 31, 2007.

From January 21, 2007 through January 31, 2007, the company and its representatives and the third party group and its representatives engaged in discussions regarding the non-binding proposal made by the third party group on January 17, 2007. These discussions involved exchanges of drafts of proposed definitive documentation. During the course of these discussions, the company continued to emphasize its concerns regarding certainty of value and certainty of closing. The company’s concerns included, among other things, the risks of not closing associated with the required Vornado shareholder vote and the third party group’s request that, subject to certain limitations, it be able to require the company to complete substantial asset sales immediately prior to the consummation of the transaction with Vornado. In addition, because the Blackstone transaction was scheduled to close on or about February 8, 2007, the company stated its belief that Vornado should be responsible for the Blackstone termination fee, without reimbursement, and for a reverse termination fee associated with the risk of not closing the proposed third party group transaction unless the company is at fault for the failure to close.

During this same period from January 21, 2007 through January 31, 2007, the company and Vornado continued their ongoing mutual due diligence investigations.

In the morning before the market opened on February 1, 2007, the company received an offer from Vornado with respect to the non-binding proposal previously made by the third party group. The offer stated that Vornado proposes to acquire the company for $56 per common share, payable (i) $31 in cash and (ii) in Vornado common shares having a value (based on an average price during a 20-day period prior to the closing) equal to $25, except that the fraction of a Vornado common share that would be issued for each company common share would not be less than .1852 nor more than .2174. The offer stated that this collar assures that the overall value of the Vornado offer would remain $56 per company common share so long as the Vornado common share price remains between $115 per share and $135 per share. Promptly following receipt of Vornado’s offer, pursuant to the merger agreement, the company informed Blackstone of its receipt of Vornado’s offer, and the company issued a press release and filed a Form 8-K with the SEC regarding the offer.

The proposed definitive documentation provided by Vornado continued to fail to address many of the company’s key concerns. Among other things, the proposed definitive agreement generally failed to acknowledge that, while the Blackstone transaction was scheduled to close in one week, the Vornado transaction would likely close four months or more from the date the company entered into a definitive agreement with Vornado. Although Vornado would pay the $500 million termination fee to Blackstone, the company was required to reimburse this fee under a variety of circumstances, including if our shareholders did not approve the merger transaction with Vornado or if the closing did not occur because the company suffered a material adverse effect.

Additionally, although Vornado proposed to pay a $500 million reverse termination fee to the company under certain circumstances, for all practical purposes, Vornado would only be required to pay the fee if the Vornado board changed its recommendation to Vornado shareholders regarding approval of the issuance of shares in the proposed Vornado transaction. All other circumstances that might cause a termination of the Vornado agreement, including the failure to obtain the required Vornado shareholder vote, would generally not trigger any payment to the company from Vornado.

Following receipt of the Vornado offer in the morning on February 1, 2007, our board of trustees convened a meeting, at which representatives of our senior management, Sidley Austin LLP and Venable LLP were present. Mr. Richard D. Kincaid, our President and Chief Executive Officer, and Ms. Marsha C. Williams, our Executive Vice President and Chief Financial Officer, provided a review of fourth quarter results. Mr. Kincaid then reviewed the revised offer from Vornado with our board, and Ms. Williams reported on the status of the company’s due diligence investigation of Vornado. Mr. Kincaid and representatives of Sidley Austin LLP also discussed matters pertaining to the Blackstone transaction, including comments provided to Mr. Kincaid from our shareholders, the timing of our special meeting of shareholders to consider the Blackstone transaction and the scheduled closing date for the Blackstone transaction. Following discussion, our board instructed representatives of senior management to contact Vornado to request that Vornado submit a “best and final” offer and to contact Blackstone to inquire whether Blackstone had any new information to provide our board prior to the board meeting scheduled for that evening.

After the conclusion of the meeting of our board of trustees in the morning on February 1, 2007, Mr. Kincaid contacted representatives of Merrill Lynch, our financial advisor, to convey the instructions from our board. Representatives of Merrill Lynch then contacted Blackstone and Vornado to carry out these instructions and, in the case of Vornado, to request certain financial information (which information had been previously requested). Mr. Jonathan D. Gray, Senior Managing Director of Blackstone, indicated to representatives of Merrill Lynch that Blackstone did not have any new information to provide and that the terms of the pending Blackstone transaction would remain unchanged. Mr. Michael D. Fascitelli, President of Vornado, indicated to representatives of Merrill Lynch that he was willing to discuss the Vornado offer but was unwilling to state definitively whether or not the offer was “best and final.” Mr. Fascitelli did indicate that the financial information requested by Merrill Lynch would be provided prior to the meeting of our board that evening.

In the evening on February 1, 2007, our board of trustees held another meeting, at which representatives of senior management, Merrill Lynch, Sidley Austin LLP and Venable LLP were present. At the time of the meeting, our board had not received the requested information from Vornado. Mr. Kincaid again summarized the Vornado offer received in the morning and the subsequent communications with Vornado. Mr. Kincaid responded to questions from the trustees, noting, among other things, that the offer from Vornado would be taxable to the company’s shareholders. Other representatives of senior management reviewed the results of their due diligence investigation of Vornado. Representatives of Sidley Austin LLP provided an overview of the principal open contract issues in Vornado’s proposed definitive agreement and the proposed timing for a transaction with Vornado. Mr. Kincaid then summarized his discussions with our shareholders and the subsequent communications with Blackstone. Representatives of Sidley Austin LLP and Venable LLP briefed the trustees on their duties to our shareholders. Representatives of Merrill Lynch presented materials regarding Vornado and its offer. Mr. Kincaid then delivered the formal recommendation of senior management that our board reaffirm its recommendation of the pending $54 per share all-cash transaction with Blackstone.

After discussion, and taking into account the factors described below in the section entitled “Reasons for our Board’s Reaffirmation and Recommendation of our Board of Trustees,” our board unanimously reaffirmed its recommendation that our shareholders vote in favor of the Blackstone merger and the Blackstone merger agreement and determined that, although the special meeting of shareholders would remain scheduled to be convened on February 5, 2007, the company would adjourn the meeting until February 7, 2007, without any vote on February 5 on the merger proposal, in order to provide shareholders with sufficient time to review and consider the information provided by the company regarding the Vornado offer, including this proxy supplement.

Before the market opened on February 2, 2007, the company issued a press release announcing the decisions of our board and filed a Form 8-K with the SEC.

Reasons for our Board’s Reaffirmation and Recommendation of our Board of Trustees

The following information supplements information previously provided in the section entitled “The Mergers — Reasons for the Mergers” beginning on page 36 of the definitive proxy statement and in the section entitled “Reasons for the Mergers and Recommendation of our Board of Trustees” beginning on page S-14 of the first proxy supplement. At a special meeting held on February 1, 2007, our board of trustees unanimously determined to reaffirm its recommendation that our shareholders vote in favor of the Blackstone merger and the Blackstone merger agreement.

In reaching its decision to reaffirm its recommendation that our shareholders vote in favor of the Blackstone merger and the Blackstone merger agreement, our board of trustees consulted with our senior management team, as well as our outside legal and financial advisors, and considered the matters described in the section entitled “The Mergers — Reasons for the Mergers” beginning on page 36 of the definitive proxy statement and in the section entitled “Reasons for the Mergers and Recommendation of our Board of Trustees” beginning on page S-14 of the first proxy supplement. The board also considered a number of additional factors, including the following:

•	Financial Comparison.

Our board of trustees considered the stated value of the merger consideration being offered by Vornado of $56.00 per share, payable in cash and Vornado stock, against the merger consideration being offered by Blackhawk Parent LLC of $54.00 per share, payable in cash. Based upon the estimated time the board has been advised it would likely take to consummate the Vornado transaction (approximately four to six months), the board has been advised that the net present value of Vornado’s offer is between $54.28 and $54.88 per share, even after taking into account the receipt of dividends. In the view of our board, the approximately 1.0% higher net present value of the Vornado offer fails to adequately compensate our shareholders for the increased risks associated with a Vornado transaction, some of which are discussed below. Our board of trustees also considered the certainty in value at closing of the current all-cash offer from Blackhawk Parent LLC and the fact that fluctuations in the Vornado stock price outside the collar would increase or decrease the value of Vornado’s offer.

•	Anticipated Timing and Certainty for Shareholders.

Our board of trustees considered the anticipated timing of the Blackhawk Parent LLC transaction as compared to the offer from Vornado. In that regard, the board noted that the Blackhawk Parent LLC transaction is now scheduled to close on or about February 9, 2007 (subject to satisfaction or waiver of closing conditions, including the approval of the company’s shareholders at the upcoming special meeting), while any transaction with Vornado would likely be consummated no earlier than four months after entering into any definitive agreement. Our board of trustees considered that, when compared to the timing of the Blackhawk Parent LLC transaction, the delay before the Vornado transaction could be consummated created additional risks, including market and events risks and risks that a condition to closing would not be satisfied.

Our board of trustees also considered other factors regarding the uncertainty of the offer from Vornado, including:

—	The structure of Vornado’s offer requires a vote of Vornado shareholders and, in the proposed definitive merger agreement sent by Vornado on February 1, 2007, if the Vornado shareholders do not approve the issuance of Vornado shares in connection with the merger transaction with Vornado, either Vornado or the company may terminate the merger agreement generally without requiring any payment by Vornado under such circumstances. In this regard, it should be noted that Vornado did deliver voting agreements from four insiders whose aggregate voting power is between 7% and 9% of Vornado’s outstanding common shares;

—	The Vornado board has a “fiduciary out” from its covenant to recommend to Vornado shareholders the approval of the share issuance; and

—	Vornado’s proposal that substantial asset dispositions and other restructuring transactions occur immediately prior to the closing could further delay the closing, distract the company’s management from the operation of the business and cause significant disruptions with the company’s tenants and employees.

•	Issues in Vornado’s Proposed Definitive Documentation.

Our board considered the terms contained in Vornado’s proposed definitive documentation and their impact on certainty of value and certainty of closing, particularly as compared with the Blackstone transaction, including:

—	Vornado increased the percentage of Vornado stock as a component of the total merger consideration from 40% in the earlier non-binding proposal of the third party group to 45% in Vornado’s offer. The value of the stock portion of the consideration would remain at $25 per company common share so long as the Vornado common share price remains between $115 per share and $135 per share. As noted above, fluctuations in the Vornado share price outside that range (referred to as the collar) would increase or decrease the value of Vornado’s offer;

—	Vornado’s unwillingness to allow the company to terminate the agreement if the Vornado share price falls below $115 per share (the low end of the collar);

—	Despite the anticipated timing and certainty of the Blackstone transaction, Vornado’s unwillingness to make any payment to the company under circumstances in which the Vornado transaction does not close for reasons outside of the company’s control, including a failure of Vornado’s shareholders to approve the share issuance or the closing not occurring because Vornado has suffered a material adverse effect;

—	The fact that Vornado’s proposed reverse termination fee is, for all practical purposes, only payable if the Vornado board changes its recommendation to Vornado shareholders to approve the share issuance and, under such circumstance, the fee payable by Vornado is $500 million, an amount the company believes is insufficient; and

—	Vornado’s requirement that the company reimburse Vornado for the $500 million Blackstone termination fee if the Vornado merger agreement is terminated under a variety of circumstances, including a failure of our shareholders to approve the Vornado merger agreement or the closing not occurring because the company has suffered a material adverse effect. In these instances, the company would not only have foregone the Blackstone transaction, but would also be out-of-pocket $500 million.

The foregoing discussion of the factors considered by our board of trustees is not intended to be exhaustive, but rather includes the material factors considered by our board of trustees. In reaching its decision to reaffirm its recommendation that our shareholders approve the merger and the merger agreement, our board of trustees did not quantify or assign any relative weights to the factors considered and individual trustees may have given different weights to different factors. In the event the merger is not completed for any reason, we expect to continue to pursue our strategic plan with the intention of delivering further improvement in our financial results and enhanced shareholder value.

Our board of trustees, by unanimous vote, has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of Equity Office and our shareholders. Our board of trustees recommends that you vote “FOR” the proposal to approve the merger and the merger agreement and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

Litigation Relating to the Mergers

On November 20, 2006, a purported shareholder class action related to the merger agreement, Engel v. Equity Office Properties Trust, et al. (Case No. 24-C-06-010525), was filed in the Circuit Court for Baltimore City, Maryland, naming us and each of our trustees as defendants. The lawsuit alleged that defendants have breached their fiduciary duties in connection with approval of the merger agreement, which is claimed to provide unfair and inadequate consideration. Seven other lawsuits raising similar purported class claims have also been filed, including two other such suits in the Circuit Court for Baltimore City (Lefari v. Equity Office Properties Trust, et al. (Case No. 24-C-06-010716) and Casden v. Equity Office Properties Trust, et al. (Case No. 24-C-06-010969)), four in the Circuit Court of Cook County, Illinois (Blaz v. Equity Office Properties Trust, et al. (Case No. 06-CH-25190), Phillips v. Zell, et al. (Case No. 06-CH-25196), Kaiman v. Zell, et al. (Case No. 06-CH-25278) and Staehr v. Equity Office Properties Trust, et al. (Case No. 06-CH-25402)), and

one in the United States District Court for the Northern District of Illinois (Beck v. Dobrowski, et al. (Case No. 06-CV-6411)) (the “federal court lawsuit”). The federal court lawsuit purports to be brought not only as a class action but also as a shareholder derivative case on behalf of Equity Office (which is named only nominally as a defendant). These lawsuits generally allege breaches of fiduciary duties by our trustees in connection with the merger agreement (including, but not limited to, various alleged breaches of duties of loyalty, due care, candor, independence and good faith), claim that defendants have failed to take appropriate steps to maximize shareholder value (including by failing to conduct an auction or negotiate with all interested parties), and allege that various terms of the merger agreement are preclusive and/or unfair. Certain of the lawsuits also include claims that the defendants have improperly favored themselves in connection with the proposed transaction, engaged in self-dealing and/or have improperly provided for disparate treatment among Equity Office security holders. The federal court lawsuit also includes purported derivative claims for abuse of control, gross mismanagement, and corporate waste. In addition to Equity Office and its trustees, The Blackstone Group is named as a defendant in certain of the lawsuits, and is alleged to have aided and abetted the other defendants’ alleged fiduciary breaches. The lawsuits seek a variety of equitable and injunctive relief, including enjoining defendants from completing the proposed merger transaction, disgorgement of alleged benefits improperly received and/or unspecified damages and other relief.

The four lawsuits pending in the Circuit Court of Cook County, Illinois have been consolidated into one case (the “Illinois case”), and all activity in those cases has been stayed until further court order. A status conference in the Illinois case is scheduled for February 16, 2007. On January 4, 2007, plaintiffs in the federal court lawsuit filed an amended complaint which asserted two additional derivative claims. Both claims allege violations of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, by our trustees, based on alleged deficiencies in the definitive proxy statement. The second new claim also alleges a “controlling person” violation of the Exchange Act by The Blackstone Group. Defendants in the federal court lawsuit are scheduled to respond to the amended complaint by February 6, 2007.

The three lawsuits pending in Maryland have been consolidated into one case (the “Maryland case”). Plaintiffs in the Maryland case filed an amended complaint on January 8, 2007. On January 10, 2007, the Maryland court established a schedule for a motion to dismiss by defendants, and for the potential filing of a preliminary injunction motion by plaintiffs, including setting January 30-31, 2007 for hearing of any such motions. On January 17, defendants filed a motion to dismiss the amended complaint. On January 22, plaintiffs notified the Maryland court that, due to recent developments, they would not be filing a motion for preliminary injunction that day, as previously scheduled, but were reserving the right to file a motion for a temporary restraining order. On January 24, 2007, plaintiffs filed a second amended complaint in lieu of responding to defendants’ motion to dismiss. The second amended complaint contains three counts, the first alleging breaches of fiduciary duty by our trustees. The second and third counts name the company and The Blackstone Group as defendants in addition to our trustees, and respectively allege conspiracy and aiding and abetting. In the second amended complaint, which was filed before the amendment to the merger agreement was publicly disclosed, plaintiffs allege, among other things, that the merger agreement provides unfair and inadequate consideration, particularly in light of the third party group proposal; that the merger agreement is the result of an unfair and inadequate process, including due to the failure to conduct a proper market check; that the merger agreement contains unlawful deal protection devices, including the termination fee and “no solicitation” provisions; that our trustees and management have not acted in good faith and have engaged in self-dealing and breaches of their duties of loyalty, as well as breaches of other alleged fiduciary duties; and that the definitive proxy statement fails in multiple alleged respects to fully and accurately disclose material facts. Plaintiffs seek, among other things, preliminary and/or permanent injunctive relief preventing the company’s shareholders from voting on the merger agreement. On January 26, 2007, defendants filed motions to dismiss the second amended complaint. On January 29, 2007, plaintiffs in the Maryland case filed a motion for a temporary restraining order, seeking an order restraining defendants from proceeding with the shareholder meeting scheduled to be held on February 5, 2007. On January 30, 2007, after hearing oral argument, the Maryland court denied plaintiffs’ motion for a temporary restraining order. On January 31, 2007, after hearing oral argument, the Maryland court granted defendants’ motion to dismiss plaintiffs’ complaint in its entirety, but granted plaintiffs leave to replead against the company and its trustees, within fifteen days, certain portions of their allegations related to alleged deficiencies in the proxy disclosures; plaintiffs were denied leave to amend with respect to all other claims and allegations.

We intend to continue to vigorously defend the actions.

WHERE YOU CAN FIND MORE INFORMATION

We file certain reports and information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330 or 202-942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like Equity Office, which file electronically with the SEC. The address of that website is www.sec.gov.

We file annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and on our website at www.equityoffice.com under Investor Relations — Financial Reports — SEC Filings. The information contained on the SEC’s and our website is expressly not incorporated by reference into this proxy supplement, the first proxy supplement or the definitive proxy statement.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Any person, including any beneficial owner, to whom this proxy supplement is delivered may request copies of reports, proxy statements, documents incorporated by reference in this proxy supplement, or other information concerning us, without charge, by written or telephonic request directed to us at Equity Office Properties Trust, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606-2703, Attention: Elizabeth P. Coronelli, or (312) 466-3286.

We are “incorporating by reference” information into this proxy supplement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy supplement, except to the extent that the information is superseded by information in the definitive proxy statement, the first proxy supplement or this proxy supplement.

The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 15, 2006;

•	Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2006, August 8, 2006 and November 7, 2006; and

•	Current Reports on Form 8-K filed with the SEC on February 1, 2007, January 29, 2007, January 25, 2007 (two reports), January 22, 2007 (two reports), January 18, 2007, January 16, 2007, January 11, 2007, January 3, 2007, December 29, 2006, December 27, 2006, December 11, 2006, December 7, 2006, November 21, 2006, November 20, 2006, September 28, 2006, August 24, 2006, August 23,

2006, August 1, 2006 (reporting on Item 2.05), July 13, 2006, June 28, 2006, May 31, 2006, May 23, 2006 and March 9, 2006.

The documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference in the definitive proxy statement (including documents filed after the date of the definitive proxy statement and prior to the date of this proxy supplement) are described under “Where You Can Find More Information” beginning on page 81 of the definitive proxy statement and are hereby incorporated by reference herein. The information incorporated by reference is considered to be a part of this proxy supplement, except to the extent that information is superseded by information in the definitive proxy statement, the first proxy supplement or this proxy supplement. We also incorporate by reference documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy supplement and prior to the date of the special meeting. The information we later file with the SEC will automatically update and supersede the information contained in this proxy supplement.

No persons have been authorized to give any information or to make any representations other than those contained or incorporated by reference in the definitive proxy statement, the first proxy supplement or in this proxy supplement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy supplement is dated February 2, 2007. You should not assume that the information contained in this proxy supplement is accurate as of any date other than that date, and the mailing of this proxy supplement to shareholders shall not create any implication to the contrary.

☐     Mark this box with an X if you have made
changes to your name or address details above.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
 Merger Agreement

		For	Against	Abstain
1.	To approve the merger of Equity Office Properties Trust with and into Blackhawk Acquisition Trust and the Agreement and Plan of Merger, dated as of November 19, 2006, as amended, among Equity Office Properties Trust, EOP Operating Limited Partnership, Blackhawk Parent LLC, Blackhawk Acquisition Trust and Blackhawk Acquisition L.P.	☐	☐	☐
 Meeting Adjournment

		For	Against	Abstain
2.	To approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the merger and the Agreement and Plan of Merger, as amended.	☐	☐	☐
 Other Matters

3.	In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.
Mark this box with an X if you plan to attend the meeting.          ☐
The Board of Trustees recommends a vote FOR proposals 1 and 2.
 Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
This Proxy, when properly executed, entities the proxies named herein to cast the votes entitled to be cast by the undersigned shareholder in the manner directed herein. If no direction is made, the votes entitled to be cast by the undersigned will be cast FOR proposals 1 and 2.
Note: Please sign as name appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title under signature.

Proxy

EQUITY OFFICE PROPERTIES TRUST
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606
This Proxy is being solicited on behalf of the Board of Trustees of Equity Office Properties Trust
for the Special Meeting of Shareholders to be held on February 5, 2007
The shareholder of Equity Office Properties Trust, a Maryland real estate investment trust (“Equity Office”), executing the reverse side of this proxy card (the “Shareholder”), hereby appoints Marsha C. Williams and Stanley M. Stevens, or either of them (the “Proxy Holders”), with full power of substitution in each of them, as proxies for the Shareholder, to attend the Special Meeting of Shareholders of Equity Office to be held at the Civic Opera Building, 20 North Wacker Drive, Suite 631 (6th Floor), Chicago, Illinois, at 8:30 a.m. (local time) on Monday, February 5, 2007, and any adjournment or postponement thereof (the “Special Meeting”), to cast on behalf of the Shareholder all votes that the Shareholder is entitled to cast at the Special Meeting and to otherwise represent the Shareholder at the Special Meeting with all powers possessed by the Shareholder as if personally present at the meeting. The Shareholder hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Common Shares.
You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If the signed card is returned and specific voting instructions are not given with respect to the matters to be acted upon at the Special Meeting, the Proxy Holders will vote FOR proposals 1 and 2 and in their discretion on any other matters that may properly come before the meeting.
Note: If you plan to attend the Special Meeting in person, please let us know by marking this proxy card in the space provided.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Telephone and Internet Instructions
You can authorize a proxy by telephone or Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to authorize your proxy.
If you authorize a proxy by telephone or Internet, please DO NOT mail back this proxy card.
Proxies authorized by telephone or Internet must be received by 1:00 a.m., Central Time, on
February 5, 2007.
Maryland law permits a shareholder to authorize another person to act as proxy and to transmit that authorization to the proxy by any telephonic or electronic means.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any	•	Go to the following web site:
	time on a touch tone telephone. There is NO CHARGE to you for the call.		WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
THANK YOU FOR VOTING